                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FAMOUS DAVE'S OF AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

          ----------------------------------------------------------------------

     (3)  Filing party:

          ----------------------------------------------------------------------

     (4)  Date filed:

          ----------------------------------------------------------------------

                              (Famous Daves Logo)

                         FAMOUS DAVE'S OF AMERICA, INC.
                               8091 Wallace Road
                         Eden Prairie, Minnesota 55344

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 2004

TO THE SHAREHOLDERS OF FAMOUS DAVE'S OF AMERICA, INC.:

     Please take notice that the Annual Meeting of Shareholders of Famous Dave's of America, Inc. will be held, pursuant to due call by the Board of Directors of the Company, at the Famous Dave's Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, on Thursday, May 13, 2004, at 9:00 a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect six directors;

     2. To ratify the appointment of Grant Thornton, LLP as independent auditors of the Company for fiscal 2004; and

     3. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on March 22, 2004 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the Annual Meeting.

     A PROXY FOR THE ANNUAL MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Diana Garvis Purcel
                                          Diana Garvis Purcel
                                          Secretary

April 12, 2004

                              (Famous Daves Logo)

                         FAMOUS DAVE'S OF AMERICA, INC.
                               8091 WALLACE ROAD
                         EDEN PRAIRIE, MINNESOTA 55344

                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 13, 2004

                         VOTING AND REVOCATION OF PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave's of America, Inc. (periodically referred to herein as "Famous Dave's" and the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 13, 2004, at 9:00 a.m. at the Famous Dave's Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect six directors;

     2. To ratify the appointment of Grant Thornton, LLP as independent auditors of the Company for fiscal 2004; and

     3. To transact any other business as may properly come before the meeting or any adjournments thereof.

     The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was April 12, 2004. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on March 22, 2004 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.

                               PROXIES AND VOTING

     Only holders of record of the Company's Common Stock at the close of business on March 22, 2004, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 12,303,182 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

     Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the Annual Meeting.

     All shares represented by proxies will be voted for the election of the nominees for the Board of Directors named in this Proxy Statement and for ratification of Grant Thornton, LLP's appointment as the Company's independent auditor unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A shareholder who abstains with respect to any proposal is considered to be present and entitled to vote on such proposal and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal, shall not be considered present and entitled to vote on such proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS NAMED IN THIS PROXY STATEMENT AND "FOR" THE RATIFICATION OF GRANT THORNTON, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 2004.

     While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Board of Directors currently consists of six (6) directors, each of which has been nominated for re-election by the Board of Directors. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next Annual Meeting of the Shareholders, or until his, or her, successor is elected and shall have qualified.

     The names and ages of the nominees, and their principal occupations and tenure as directors are set forth below based upon information furnished to the Company by such nominees.

    NAME AND AGE OF                PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE            DIRECTOR
 DIRECTOR AND NOMINEE    FOR THE PAST FIVE YEARS AND DIRECTORSHIPS OF PUBLIC COMPANIES   SINCE
 --------------------    -------------------------------------------------------------  --------
 F. Lane Cardwell, Jr.   F. Lane Cardwell, Jr. has spent over 20 years in the             2003
        Age 51           restaurant industry, most recently as the President of
                         Eatzi's Market and Bakery from June 1996 to June 1999. Prior to joining Eatzi's in 1996, Mr. Cardwell was Executive Vice
                         President, Chief Administrative Officer and a member of the
                         Board of Directors of Brinker International, Inc. Mr.
                         Cardwell is also a director of P. F. Chang's China Bistro,
                         Inc., a publicly traded company, and serves on its Audit and
                         Compensation committees.
  K. Jeffrey Dahlberg    K. Jeffrey Dahlberg has served as Chairman of the Company's      2001
        Age 50           Board of Directors since December 2003. Mr. Dahlberg also
                         serves as President of Sugarloaf Ventures, Inc. a business development and investment firm. Mr. Dahlberg, who co-founded
                         Grow Biz International, Inc. in 1990, served as its Chairman from inception until March 2000 and as its Chief Executive
                         Officer from 1999 until March 2000.
    David Goronkin       David Goronkin has served as President, Chief Executive          2003
        Age 41           Officer and a member of the Company's Board of Directors
                         since August 2003. Prior to joining the Company, Mr. Goronkin was an executive officer of Buffets, Inc., serving as its
                         Chief Operating Officer since August 2000 and Executive Vice
                         President of Operations since October 1996. Mr. Goronkin had also served as a director of Buffets since October 2000. From
                         1994 though 1996, Mr. Goronkin held several operations and franchise related positions with HomeTown Buffet, Inc.,
                         including serving as its Vice President of Operations
                         immediately prior to that company's merger with Buffets, Inc.
                         in 1996. From 1984 through 1994, Mr. Goronkin held a variety of operations and franchise support positions with Chi-Chi's
                         Mexican Restaurants.
   Mary L. Jeffries      Mary L. Jeffries served as a General Partner and Chief           2003
        Age 46           Operating Officer of St. Paul Venture Capital, an early-stage venture capital fund, from February 2001 until December 2003.
                         From 1997 until she joined St. Paul Venture Capital, Ms.
                         Jeffries served as Chief Operating Officer at the marketing and communications agency of Shandwick International. From
                         1988-1997, Ms. Jeffries held positions as Managing Director,
                         Chief Operating Officer and Controller at the public
                         relations agency of Mona Meyer McGrath & Gavin. Ms. Jeffries also served as Assistant Controller of Fairview Hospital and
                         HealthCare Services from 1983-1988, and was a Senior Auditor and Computer Audit Specialist at KPMG from 1979-1983.

    NAME AND AGE OF                PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE            DIRECTOR
 DIRECTOR AND NOMINEE    FOR THE PAST FIVE YEARS AND DIRECTORSHIPS OF PUBLIC COMPANIES   SINCE
 --------------------    -------------------------------------------------------------  --------
  Richard L. Monfort     From 1991 to 1995, Richard L. Monfort served as Group Vice       1996
        Age 49           President and Chief Executive Officer of ConAgra Red Meats
                         division, which had approximately $8.0 billion in annual pork and beef sales. From September 1995 to the present, Mr.
                         Monfort has been engaged in the management of various private business and investment interests, including acting as
                         managing partner of the Hyatt Grand Champions Hotel in Palm
                         Springs, California, and being an owner of the Hilltop
                         Steakhouse in Boston, Massachusetts and a partner in the
                         Montera Cattle Company. Since 1997, Mr. Monfort has served as
                         Vice Chairman of the Colorado Rockies, a professional
                         baseball team.
    Dean A. Riesen       Appointed as a director in March 2003, Dean A. Riesen founded    2003
        Age 47           an investment firm, Riesen & Company, of which he has served as Managing Partner since 2001. Prior to that, Mr. Riesen
                         served as Chief Financial Officer of Carlson Holdings, Inc.
                         (parent of Carlson Companies, Inc. and T.G.I. Friday's, Inc.)
                         from 1999-2001. Mr. Riesen was also President & CEO of
                         Tonkawa, Inc. from 1999-2001 and President, CEO, and General
                         Partner of Carlson Real Estate Company from 1985-2001. Mr.
                         Riesen served on Carlson Companies' Investment Committee from
                         1989-1999. Mr. Riesen was a member of Thomas Cook Holdings
                         LTD (U.K.) Board of Directors and a member of its Audit
                         Committee.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by (i) each individual serving as Chief Executive Officer of the Company during the fiscal year ended December 28, 2003; and (ii) each individual that served as an executive officer or Chairman of the Board of the Company at the end of the fiscal year ended December 28, 2003 who received in excess of $100,000 in salary and bonus during such fiscal year (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                               ANNUAL COMPENSATION                 ------------
                                 -----------------------------------------------    SECURITIES
                                 FISCAL                           OTHER ANNUAL      UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR    SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION
---------------------------      ------   ---------   --------   ---------------   ------------   ------------
David Goronkin(1)..............   2003     164,232     93,750(9)      1,110(7)       200,000(12)        -0-
  President and Chief Executive
  Officer
Christopher O'Donnell(2).......   2003     154,237     28,000(10)       -0-              -0-            -0-
  Sr. Vice President              2002     151,385        -0-           -0-           30,000(6)         -0-
  Operations                      2001     139,500     28,800(5)        -0-           20,000(11)        -0-

David W. Anderson(3)...........   2003     118,462        -0-           -0-              -0-            -0-
  Former Chairman, President,     2002         -0-        -0-           -0-              -0-            -0-
  Chief Executive Officer         2001         -0-        -0-           -0-              -0-            -0-
  and Chief Operating Officer
Martin J. O'Dowd(4)............   2003     195,730        -0-           -0-              -0-        200,000(8)
  Former Chief Executive          2002     458,308        -0-           -0-          100,000(6)         -0-
  Officer and Secretary           2001     412,500    125,000(5)        -0-          100,000(11)        -0-

-------------------------

 (1) Mr. Goronkin was appointed President and Chief Executive Officer on August 11, 2003.

 (2) Mr. O'Donnell became Sr. Vice President Operations on June 19, 2002. Prior to such time, he served as Vice President of Human Resources.

 (3) Mr. Anderson resigned as a director and officer of the Company effective December 10, 2003. Prior to such time, Mr. Anderson served as Chairman of the Board. Mr. Anderson also served as interim Chief Executive Officer from May 19, 2003 to August 11, 2003.

 (4) Mr. O'Dowd resigned as Chief Executive Officer on May 19, 2003.

 (5) Includes bonuses paid in February 2002 for Fiscal 2001 performance.

 (6) Includes options granted in February 2002 for Fiscal 2001 performance.

 (7) Represents premium payments for a term life insurance policy, made by the Company on behalf of Mr. Goronkin.

 (8) Represents severance payment made to Mr. O'Dowd pursuant to an agreement governing the termination of Mr. O'Dowd's employment with the Company.

 (9) Represents a bonus paid in March 2004 for Mr. Goronkin's performance during fiscal 2003; the bonus is subject to forfeiture based on certain fiscal 2004 performance criteria. Mr. Goronkin elected to receive this bonus in the form of deferred stock units pursuant to the Company's 2004 Deferred Stock Unit Plan.

(10) Includes bonuses paid in February 2004 for Fiscal 2003 performance.

(11) Includes options granted in February 2001 for Fiscal 2000 performance.

(12) Includes options granted as part of Mr. Goronkin's employment arrangement.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the number of individual grants of stock options made during fiscal year 2003 to the Named Executives.

                                              INDIVIDUAL GRANTS
                            ------------------------------------------------------
                            NUMBER OF    PERCENTAGE OF                               POTENTIAL REALIZABLE VALUE
                            SECURITIES   TOTAL OPTIONS                                AT ASSUMED ANNUAL RATE OF
                            UNDERLYING     GRANTED TO     EXERCISE OR                 STOCK PRICE APPRECIATION
                              OPTION      EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------------
NAME                         GRANTED      FISCAL YEAR      ($/SHARE)       DATE         5%($)         10%($)
----                        ----------   --------------   -----------   ----------   -----------   -------------
David Goronkin............   200,000(1)         44%          $4.10       8/11/13      $515,783      $1,307,146
Christopher O'Donnell.....       -0-           -0-             -0-           -0-           -0-             -0-
David W. Anderson.........       -0-           -0-             -0-           -0-           -0-             -0-
Martin J. O'Dowd..........       -0-           -0-             -0-           -0-           -0-             -0-

-------------------------

(1) Options vest and become exercisable in 3 equal annual installments commencing on August 11, 2004.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table summarizes information with respect to options held by the Named Executives, and the value of the options held by such persons as of December 28, 2003 (the end of fiscal 2003).

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                SHARES                       OPTIONS AT FY-END(#)         OPTIONS AT FY-END(1)($)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   -----------   -----------   -------------   -----------   -------------
David Goronkin..............        -0-            -0-         -0-         200,000            -0-       $168,000
Christopher O'Donnell.......        -0-            -0-      60,000          34,000       $109,010       $ 19,150
David W. Anderson...........        -0-            -0-         -0-             -0-            -0-            -0-
Martin J. O'Dowd............    701,667      2,863,196         -0-             -0-            -0-            -0-

-------------------------

(1) Based upon the difference between the option exercise price and the closing sale price of the Common Stock on December 26, 2003 (the last trading day prior to the end of the Company's 2003 fiscal year), which was $4.94.

EMPLOYMENT AGREEMENTS

     On July 25, 2003, the Company entered into a two-year written employment agreement with David Goronkin, the Company's current President and Chief Executive Officer that became effective on August 11, 2003. Pursuant to the agreement, Mr. Goronkin receives an annualized base salary of $450,000 (subject to increase at the discretion of the Board) and is eligible for a bonus of up to 50% of his base salary based on his satisfaction of certain performance-based criteria. In addition to providing health, dental, vision and disability insurance coverage, retirement and other customary benefits, the Company has agreed to purchase a term life insurance policy with beneficiaries of Mr. Goronkin's choice. The employment agreement provides that Mr. Goronkin will continue to receive his base salary and insurance benefits for a period of up to 18 months if he is terminated by the Company for a reason other than death, disability or "cause," if Mr. Goronkin resigns for "good reason," or if Mr. Goronkin is terminated for any reason within six months following a "change in control," each as defined in the employment agreement. The employment agreement provides that Mr. Goronkin will not compete with the Company for two years after the termination of his employment with the Company. The Company granted Mr. Goronkin a bonus of $93,750 in 2004 for his performance during fiscal 2003, which bonus is subject to forfeiture based on certain fiscal 2004 performance criteria. Mr. Goronkin elected to receive this bonus in the form of deferred stock units pursuant to the Company's 2004 Deferred Stock Unit Plan.

     Christopher O'Donnell, the Company's Sr. Vice President of Operations, has an employment arrangement with the Company pursuant to which he receives an annualized salary of $160,000, along with medical, dental and other customary benefits. Mr. O'Donnell was granted a bonus of $28,000 for his performance during fiscal 2003. Effective December, 18, 2003, the Company increased Mr. O'Donnell's annualized base salary to $166,400.

     Effective August 1, 1999, the Company entered into a three-year written employment agreement with Martin J. O'Dowd, the Company's former President, Chief Executive Officer and Secretary. Effective September 1, 2001, parties amended the agreement to extend its term for an additional two years. Under the agreement, Mr. O'Dowd received an annualized base salary of $468,000 from the beginning of fiscal 2003 until his resignation from the Company on May 19, 2003. Mr. O'Dowd also received medical, dental and other customary benefits. Pursuant to an agreement governing Mr. O'Dowd's termination of employment, the Company paid Mr. O'Dowd the $200,000 severance payment contemplated by his employment agreement in exchange for a customary release of claims.

     Between May 19, 2003 and August 11, 2003, David W. Anderson was acting interim President and Chief Executive Officer for which he was paid a salary of $118,462.

DIRECTOR COMPENSATION

     The Company grants each of its non-employee director's options to purchase 25,000 shares of the Company's Common Stock upon his or her initial election to the Board of Directors, which options vest in equal installments over four years. The Company also grants its non-employee directors options to purchase 5,000 shares of the Company's Common Stock on the day after each annual shareholder's meeting, which options vest in their entirety on the first anniversary of the date of grant. The exercise price of all such options is equal to the fair market value of the Company's Common Stock on the date of grant. In addition to stock options, each non-employee director of the Company receives $5,000 for each meeting of the Board of Directors attended in person, or $2,500 for each such meeting attended by telephone.

     Non-employee directors may also be granted, at the discretion of the Board, additional options to purchase shares of the Company's common stock. These additional options, if granted, contain such terms and provisions as the Board determines at the time of grant.

     During fiscal 2003 options were granted to the following members of the board:

                                                        DATE
                                                      OPTIONS    # OF SHARES   STRIKE   VESTING
NAME                                                  GRANTED      GRANTED     PRICE    SCHEDULE
----                                                  --------   -----------   ------   --------
K. Jeffery Dahlberg.................................   6/13/03     5,000(2)    $4.16     6/13/03
Dean A. Riesen......................................   8/29/03    25,000(1)    $6.00     8/26/07
Dean A. Riesen......................................   6/13/03     5,000(2)    $4.16     6/13/04
Mary L. Jeffries....................................   9/29/03    25,000(1)    $6.00     9/29/07
Richard L. Monfort..................................   6/13/03     5,000(2)    $4.16     6/13/04
F. Lane Cardwell, Jr................................  12/15/03    25,000(1)    $4.82    12/15/07

-------------------------

(1) Vests in equal installments over four years.

(2) Vests in their entirety on the anniversary of the grant date.

     Members of the Board who are also employees of the Company receive no options for their services as directors.

                       EXECUTIVE OFFICERS OF THE COMPANY

                                                       PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
NAME AND TITLE                         AGE   FOR THE PAST FIVE YEARS AND DIRECTORSHIPS OF PUBLIC COMPANIES
--------------                         ---   -------------------------------------------------------------
K. Jeffrey Dahlberg..................  50    See "Election of Directors (Proposal One)" -- above.
  Chairman of the Board
David Goronkin.......................  41    See "Election of Directors (Proposal One)" -- above.
  President and Chief Executive
  Officer
Diana Garvis Purcel..................  37    Ms. Purcel has served as Vice President, Chief Financial
  Vice President, Chief Financial            Officer and Secretary of the Company since November 19, 2003.
  Officer and Secretary                      Prior to joining the Company, Ms. Purcel served as Chief
                                             Financial Officer of Paper Warehouse, Inc., a publicly held chain of retail stores specializing in party supplies and
                                             paper goods, from 2002 until September 2003. While she was with Paper Warehouse, she also served as its Controller and
                                             Chief Accounting Officer since 1999 and as a Vice President since 2000. Over the course of her career, Ms. Purcel has
                                             held financial and accounting positions with Powell, Inc
                                             (formerly Damark International, Inc.) and Target Corporation
                                             (formerly Dayton Hudson Corporation). Ms. Purcel is a
                                             certified public accountant who spent five years with the
                                             firm of Arthur Andersen in the late 1980s and early 1990s.
Christopher O'Donnell................  44    Mr. O'Donnell has served as Senior Vice President of
  Senior VP of Operations                    Operations of the Company since June 19, 2002. From February
                                             1998 to June 2002, he served as the Company's Vice President of Human Resources. Prior to joining the Company, Mr.
                                             O'Donnell was Vice President of Development for Pencom
                                             International, a producer of training products for restaurant and hotel operators aimed at increasing sales, improving
                                             service, building traffic, addressing staffing challenges and reducing turnover. From 1982 to 1987, Mr. O'Donnell was the operating partner in Premier Ventures, a high volume
                                             restaurant located in Denver, Colorado.

                            STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year return to the Company's shareholders (based on appreciation of the market price of the Company's common stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's common stock price for the period from January 3, 1999 through December 28, 2003, to the S&P 500 Stock Index and to the S&P Small Cap Restaurant Index.

     The Company has elected to use the S&P Small Cap Restaurant Index in compiling its stock performance graph because it believes the S&P Small Cap Restaurant Index represents a comparison to competitors with similar market capitalization to the Company.

     The presentation assumes that the value of an investment in each of the Company's common stock, the S&P 500 Stock Index and the S&P Small Cap Restaurant Index was $100 on January 3, 1999, and that any dividends paid were reinvested in the same security.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
         AMONG FAMOUS DAVE'S OF AMERICA, INC., THE S&P 500 STOCK INDEX,
                     AND THE S&P SMALL CAP RESTAURANT INDEX



                     [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------------
    TOTAL RETURN ANALYSIS               1/3/99       1/2/00      12/31/00     12/30/01     12/29/02     12/28/03
----------------------------------------------------------------------------------------------------------------------
    Famous Dave's of America           $100.00      $ 72.25      $106.68      $259.95      $111.86      $165.38
----------------------------------------------------------------------------------------------------------------------
    S&P Small Cap Restaurants          $100.00      $ 98.36      $120.16      $141.41      $144.62      $206.71
----------------------------------------------------------------------------------------------------------------------
    S&P 500                            $100.00      $121.04      $110.02      $ 96.28      $ 75.03      $ 96.09
----------------------------------------------------------------------------------------------------------------------

Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

                        RATIFICATION OF THE APPOINTMENT
                            OF INDEPENDENT AUDITORS
                                 (PROPOSAL TWO)

     The Board of Directors and management of the Company are committed to the quality, integrity and transparency of the Company's financial reports. Independent auditors play an important part in the Company's system of financial control. In accordance with the duties set forth in its written charter, the audit committee of the Company's Board of Directors has appointed Grant Thornton, LLP as the Company's independent auditors for the 2004 fiscal year. A representative of Grant Thornton, LLP is expected to attend this year's Annual Meeting and be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if he or she desires to do so.

     If the shareholders do not ratify the appointment of Grant Thornton, LLP, the audit committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Grant Thornton, LLP by the shareholders, the audit committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the audit committee determines that such a change would be in the best interests of the Company and its shareholders.

CHANGE IN INDEPENDENT AUDITORS

     On September 26, 2002, the Company dismissed Virchow, Krause & Company, LLP, which had previously served as the Company's independent auditors.

     The reports of the Company's principal auditors on the consolidated financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company's audit committee and Board of Directors participated in and approved the decision to change independent auditors on September 26, 2002.

     In connection with its audit of the consolidated financial statements for the 2001 and 2000 fiscal years ending December 30, 2001 and December 31, 2000, respectively, and through September 26, 2002, there were no disagreements with Virchow, Krause & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Virchow, Krause & Company, LLP would have caused Virchow, Krause & Company, LLP to make reference to such disagreements in their report on the financial statements for such years.

     During the 2001 and 2000 fiscal years and through September 26, 2002, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company requested that Virchow, Krause & Company, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements. A copy of such letter, dated September 27, 2002, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the Securities Exchange Commission on September 27, 2002.

     On September 26, 2002, the Company engaged Grant Thornton, LLP as its new independent auditors. The Company's audit committee and Board of Directors approved the engagement on September 26, 2002. In the two most recent fiscal years and any subsequent interim period prior to the date of the engagement, the Company had not consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement," as that term is defined in Item 304(a)(1)(iv)of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

FEES BILLED TO COMPANY BY ITS INDEPENDENT AUDITORS

     The following table presents fees for tax preparation, 401K audit and consulting fees paid to Virchow, Krause & Company, LLP and for professional audit services rendered by Grant Thornton, LLP during fiscal 2003 and 2002, as well as fees for other services rendered by Grant Thornton, LLP to the Company during fiscal 2003 and 2002.

                                                                2003       2002
                                                                ----       ----
Audit Fees..................................................  $ 58,250   $ 51,550
Audit-Related Fees(1).......................................  $ 28,000   $ 19,057
Tax Fees(2).................................................  $ 48,800   $ 33,365
All Other Fees(3)...........................................  $ 15,256   $ 19,162
                                                              --------   --------
     Total Fees.............................................  $150,306   $123,132
                                                              ========   ========

-------------------------
(1) Audit-Related Fees consisted principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements but not reported under the caption Audit Fees above.

(2) Tax Fees consisted of fees for tax compliance, tax advice, and tax planning.

(3) All Other Fees consisted of fees for permitted non-audit products and services provided including 401K Audit, Property Tax Reduction and Return Preparation, Press release review and 10Q review.

     The audit committee of the Board of Directors has reviewed the services provided by Grant Thornton, LLP during fiscal year 2003 and the fees billed therefore and, after consideration, has determined that the receipt of these fees by Grant Thornton, LLP is compatible with the provision of independent audit services. The audit committee discussed these services and fees with Grant Thornton, LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

PRE-APPROVAL POLICY

     Following adoption of the amended audit committee charter (a copy of which is attached as Appendix A to this proxy statement) all services performed by Grant Thornton, LLP have been pre-approved in accordance with the charter. The charter provides that all audit and non-audit accounting services that are permitted to be performed by the Company's independent accountant under applicable rules and regulations must be pre-approved by the audit committee or by designated members of the audit committee, other than with respect to de minimus exceptions permitted under the Sarbanes-Oxley Act of 2002.

     Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent auditor in the following fiscal year is presented to the audit committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairperson of the audit committee. The Chairperson must update the audit committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. In addition, the audit committee has granted pre-approval for the Chief Executive Officer and the Chief Financial Officer to spend up to $5,000 on a cumulative basis in additional permitted audit-related fees with Grant Thornton, LLP which authority and amount will be reviewed and approved annually.

                                 OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

     The Company's Board of Directors is currently comprised of the six members, each of which is identified under Proposal one ("Election of Directors") above. The following directors, which constitute a majority of the Board, are "independent directors" as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers' listing standards: F. Lane Cardwell, Jr., Mary L. Jeffries, Richard L. Monfort and Dean A. Riesen. The Board of Directors held four meetings during fiscal 2003 and took written action in lieu of a meeting eight times. The Company has a standing audit committee, compensation committee, corporate governance and nominating committee and strategic planning committee.

Audit Committee of the Board of Directors

     The Company has established a three-member audit committee within the Board of Directors that currently consists of Chairperson Mary L. Jeffries and Messrs. Richard L. Monfort and Dean A. Riesen. The audit committee operates under a written charter adopted by the Board of Directors. A copy of the written charter, as amended to date, is attached as Appendix A to this proxy statement. As set forth in the charter, the primary responsibilities of the audit committee include: (i) serving as an independent and objective party to monitor the Company's financial reporting process and internal control system; (ii) reviewing and appraising the audit performed by the Company's independent auditors; and (iii) providing an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The charter also requires that the audit committee review and pre-approve the performance of all audit and non-audit services to be performed by the Company's independent auditors, as well as tax work performed by the Company's tax firm, other than certain de minimus exceptions permitted by
Section 202 of the Sarbanes-Oxley Act of 2002. The audit committee held ten meetings during fiscal 2003.

     The Board of Directors has determined that at least one member of the audit committee, Mary L. Jeffries, is an "audit committee financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the audit committee (including Ms. Jeffries) is an "independent director," as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers' listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company has established a two-member compensation committee within the Board of Directors that currently consists of Chairman Dean A. Riesen and K. Jeffrey Dahlberg. The compensation committee reviews the Company's remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company's incentive compensation plans. The compensation committee held two meetings during 2003 and did not take any written actions in lieu of any meetings.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

     On February 18, 2004, the Company established a corporate governance and nominating committee within the Board of Directors that consists of Chairman Dean A. Riesen, Mary L. Jeffries and F. Lane Cardwell, Jr. each of who satisfies the independence requirements of The NASDAQ Stock Market rules. The primary role of the corporate governance and nominating committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board, including establishing criteria for Board membership and considering, recruiting and recommending candidates

(including those recommended by shareholders) to fill new Board positions. The corporate governance and nominating committee also considers and advises the full Board on matters of corporate governance and monitors and recommends the functions of and membership on the various committees of the Board.

     The corporate governance and nominating committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

     The corporate governance and nominating committee will consider each candidate's general business and industry experience, his or her ability to act on behalf of shareholders, overall Board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. If the corporate governance and nominating committee approves a candidate for further review following an initial screening, the corporate governance and nominating committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the corporate governance and nominating committee, along with the Company's Chief Executive Officer. Contemporaneously with the interview process, the corporate governance and nominating committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The corporate governance and nominating committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The corporate governance and nominating committee will also take into consideration the candidate's personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director's vital part in the Company's good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

     Recommendations for candidates to be considered for election to the Board at the Company's annual shareholder meeting may be submitted to the corporate governance and nominating committee by the Company's shareholders. In order to make such a recommendation, a shareholder must submit the recommendation in writing to the Chairman of the corporate governance and nominating committee, in care of the Company's Secretary at the Company's headquarters address, at least 120 days prior to the mailing date of the previous year's annual meeting proxy statement. To enable the Committee to evaluate the candidate's qualifications, shareholder recommendations must include the following information:

     - The name and address of the nominating shareholder and of the director candidate;

     - A representation that the nominating shareholder is a holder of record of the Company entitled to vote at the current year's annual meeting;

     - A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder;

     - A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;

     - Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

     - The consent of each nominee to serve as a director of the Company if so elected.

STRATEGIC PLANNING COMMITTEE OF THE BOARD OF DIRECTORS

     On February 18, 2004, the Company established a five member strategic planning committee within the Board of Directors that is currently comprised of Ms. Mary L. Jeffries and Messrs. F. Lane Cardwell, Jr. (Chairman), K. Jeffrey Dahlberg, David Goronkin and Dean A. Riesen. The primary role of the strategic planning committee is to consider the long-term strategic direction of the Company and make recommendations regarding the long-term strategic direction of the Company to the full Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2003, directors serving on the compensation committee included K. Jeffrey Dahlberg and Dean A. Riesen (the current members of the compensation committee), as well as Thomas J. Brosig and James W. Cox, each a former member of the Company's Board of Directors who resigned during 2003. Mr. Dahlberg served as the Company's Vice Chairman from May 19, 2003 until December 10, 2003, at which time he was appointed to his current position as Chairman of the Board.

ABILITY OF SHAREHOLDERS TO COMMUNICATE WITH THE COMPANY'S BOARD OF DIRECTORS

     The Company's Board of Directors has established several means for shareholders and others to communicate with the Company's Board of Directors. If the shareholder has a concern regarding the Company's financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Company's audit committee in care of the Company's Secretary at the Company's headquarter address. If the concern relates to the Company's governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Board in care of the Corporation's Secretary at the Company's headquarter address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of the Company's Secretary at the Company's headquarter address. All shareholder communications will be sent to the applicable director(s).

REPORT OF THE AUDIT COMMITTEE

     The audit committee has reviewed the Company's audited consolidated financial statements for the last fiscal year and discussed them with management.

     The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statement on Auditing Standards, AU Section 380), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The audit committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1 (Independence Discussions with Audit Committees), as amended, promulgated by the Independence Standards Board, and has discussed with the auditors their independence.

     The audit committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                                          MARY L. JEFFRIES
                                          RICHARD L. MONFORT
                                          DEAN A. RIESEN

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     A two-member compensation committee within the Board of Directors generally makes decisions on compensation of the Company's executives. All decisions by the compensation committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. The current members of the compensation committee are Messrs. K. Jeffrey Dahlberg and Dean
A. Riesen. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the compensation committee addressing the compensation policies for the Company and its subsidiaries for the 2003 fiscal year as they affected the Company's executive officers.

     The compensation committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the

Company in attracting and retaining qualified executives. Executive compensation is set at levels that the compensation committee believes to be consistent with others in the Company's industry.

     There are four elements in the Company's executive compensation program, all determined by individual and corporate performance.

     - Base salary compensation

     - Annual incentive compensation

     - Stock options

     - Deferred Stock Unit Plan

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes an overall assessment by the compensation committee of executive management's performance, as well as market conditions.

     The 1995 Stock Option and Compensation Plan (the "Management Plan") permits the compensation committee to grant stock options to officers of the Company and to directors who are also employees of the Company. Awards of stock options under the Management Plan are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. Options become exercisable based upon criteria established by the Company. During 2003, the compensation committee issued an aggregate of 275,000 options pursuant to the Management Plan, which included 200,000 options granted in connection with the hiring of David Goronkin as President and Chief Executive Officer of the Company. The options granted to Mr. Goronkin are exercisable at $4.10 per share, the fair market value of the Company's common stock on the date of the grant.

     Based on the terms of his employment agreement with the Company, Mr. Goronkin received an annualized base salary of $450,000 during fiscal 2003, which the compensation committee believes is competitive with executives in other industry-related companies. The Company granted Mr. Goronkin a bonus of $93,750 in 2004 for his performance during fiscal 2003, which bonus is subject to forfeiture based on certain fiscal 2004 performance criteria. Mr. Goronkin elected to receive this bonus in the form of deferred stock units pursuant to the Company's 2004 Deferred Stock Unit Plan.

     The compensation committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the compensation committee. Accordingly, when the compensation committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

                                          K. JEFFREY DAHLBERG
                                          DEAN A. RIESEN

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     The Company has outstanding one class of voting securities, Common Stock, $0.01 par value, of which 12,303,182 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 8091 Wallace Road, Eden Prairie, Minnesota 55344, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

                                                                 SHARES
                                                              BENEFICIALLY           PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED                OF TOTAL
------------------------------------                          ------------           ----------
K. Jeffrey Dahlberg.........................................     327,800(3)              2.66%
David Goronkin..............................................      19,000                    *
Diana G. Purcel.............................................       1,000(4)                 *
Christopher O'Donnell.......................................      62,000(5)                 *
F. Lane Cardwell, Jr........................................         -0-                    *
Mary L. Jeffries............................................       3,035                    *
Richard L. Monfort..........................................      80,000(6)                 *
Dean A. Riesen..............................................      35,500                    *
David W. Anderson(1)........................................   1,630,900(7)(8)(9)       13.26%
Martin J. O'Dowd(2).........................................         -0-                    *
Wellington Management Company, LLP..........................   1,183,700(10)             9.62%
  75 State Street
  Boston, MA 02109
All Directors and Officers as a group (8 people)............     528,335(11)             4.23%

-------------------------

  *  less than 1%

 (1) Mr. Anderson resigned as a director and executive officer of the Company effective December 10, 2003.

 (2) Mr. O'Dowd resigned as a director and executive officer of the Company effective May 19, 2003.

 (3) Includes 38,334 shares that such person has the right to acquire within 60 days.

 (4) Includes 1,000 shares held by Ms. Purcel in a self-directed IRA.

 (5) Includes 62,000 shares that such person has the right to acquire within 60 days.

 (6) Includes 80,000 shares that such person has the right to acquire within 60 days.

 (7) Includes 1,559,500 that Mr. Anderson holds jointly with his spouse, of which 250,000 shares are subject to an option (obligation to sell) granted to a former affiliate of the Company.

 (8) Includes 71,400 shares owned by Grand Pines Resorts, Inc., a corporation wholly-owned by Mr. Anderson, of which 8,300 shares are subject to options (obligations to sell) granted to employees of Grand Pines Resorts, Inc. Mr. Anderson disclaims beneficial ownership of such shares.

 (9) Based on the most recent Schedule 13G filed on February 4, 2004 with the Securities and Exchange Commission.

(10) Based on the most recent Schedule 13G filed on February 12, 2004 with the Securities and Exchange Commission.

(11) Includes 180,334 shares that such group has the right to acquire within 60 days.

                              CERTAIN TRANSACTIONS

     During 2003, the Company subleased three real estate units from S&D Land Holdings, Inc. ("S&D"), a corporation wholly owned by David W. Anderson, the Company's founding shareholder who served as Chairman of the Board and interim Chief Executive Officer until December 10, 2003. Total rent payments to S&D, during fiscal 2003, totaled $112,880.

     On May 30, 2003, S&D assigned its lease interest in one of these properties (Roseville, Minnesota) to the Company in exchange for $243,707. On October 28, 2003, S&D assigned its lease interest in another one of these properties (Linden Hills, Minnesota) to a franchisee that had previously been subleasing the Linden Hills property from the Company. As a result of this transaction, the Company's sublease was terminated at that location. With respect to the third and final lease agreement (Highland Park, Minnesota), an unrelated third party purchased S&D's leasehold interest in the property on November 5, 2003. Following this purchase, the Company has not been a party to any transactions involving S&D.

     On October 5, 2001, the Company granted Martin J. O'Dowd, the Company's former Chief Executive Officer, a two-year exclusive option to develop franchise units in North Carolina beginning in October 2004. This option generally precluded the Company's development of owned or franchised restaurants in North Carolina before the expiration of the option. Upon exercise, the option permitted Mr. O'Dowd to develop the franchise units in exchange for a 4% royalty fee, which fee was less than the aggregate amount the Company generally charged to an unaffiliated third party. In addition, the option waived certain franchise area development and franchise fees the Company customarily charges to an unaffiliated third party. Pursuant to an agreement governing Mr. O'Dowd's May 19, 2003 termination of employment, the Company agreed to allow Mr. O'Dowd to exercise the option at any time following May 19, 2003 in exchange for Mr. O'Dowd's agreeing to a minimum development schedule. In November 2003 and following Mr. O'Dowd's separation from the Company, Mr. O'Dowd relinquished his interests in the North Carolina market pursuant to a transaction in which he acquired the Company's three Atlanta area restaurants. In connection with acquiring these units, Mr. O'Dowd entered into franchise agreements with the Company related to the purchase and subsequent operation of these units and entered into an area development agreement governing the development of additional franchised restaurants in defined areas of Georgia.

     Except as otherwise set forth above, management believes all of the above-described transactions were conducted on terms no less favorable to the Company than could be obtained from unrelated third parties.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Information regarding David W. Anderson required to be filed on a Form 5 in December 2003, was instead filed on March 1, 2004; K. Jeffrey Dahlberg amended a Form 4 initially filed on July 8, 2003 to report a June 13, 2003 stock option grant; Mary L. Jeffries filed a Form 4 on September 5, 2003 reporting an August 29, 2003 stock option grant; Richard L. Monfort filed a Form 4 on September 25, 2003 reporting a June 13, 2003 stock option grant; Mr. Monfort also filed a Form 5 in May 2003 that reported stock options granted in May 2002; Dean A. Riesen filed a Form 4 on September 5, 2003 reporting a June 13, 2003 stock option grant. Except as set forth above, based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 28, 2003.

                           PROPOSALS OF SHAREHOLDERS

     Any shareholder who desires to submit a proposal for action by the shareholders at the next annual meeting must submit such proposal in writing to Diana Garvis Purcel, Secretary, Famous Dave's of America, Inc., 8091 Wallace Road, Eden Prairie, Minnesota 55344 by December 13, 2004. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted by certified mail return receipt requested.

                     DISCRETIONARY PROXY VOTING AUTHORITY/
                         UNTIMELY STOCKHOLDER PROPOSALS

     Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal that the stockholder has not sought to include in the Company's proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's 2005 Annual Meeting of Shareholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by February 26, 2005, the management proxies will be allowed to use their discretionary authority as outlined above.

                                  SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited personally, by telephone, by telegram or by special letter.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Diana Garvis Purcel
                                          Diana Garvis Purcel
                                          Secretary

                                                                      APPENDIX A

                         FAMOUS DAVE'S OF AMERICA, INC.
                            AUDIT COMMITTEE CHARTER
                       (as adopted on December 10, 2003)

I.  Purpose.

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

- Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

- Review and appraise the audit performed by the Corporation's independent accountants, who report directly to the Committee.

- Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  Composition.

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), Nasdaq and any other appropriate body), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, including being able to read and understand financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. The Committee shall endeavor to have, as one of its members, an individual who qualifies as an "audit committee financial expert" in compliance with the criteria established by the Commission and other relevant regulations at the time the regulations require disclosure of the existence of an audit committee financial expert. The existence of such audit committee financial expert, including his or her name and whether or not he or she is independent, or the lack of an audit committee financial expert, shall be disclosed in the Corporation's periodic filings as required by the Commission.

     Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting of the Board or until their successors have been duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  Meetings.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.  Responsibilities and Duties.

     To fulfill its responsibilities and duties, the Committee is expected to:

1. Provide an open avenue of communication between the Corporation, the independent accountants and the Board.

2. Review the Committee's charter at least annually and recommend to the Board any necessary or desirable amendments as conditions may dictate.

3. Maintain sole authority and responsibility for hiring and firing the independent accountants, and maintain direct responsibility for the appointment, compensation, and oversight of the independent accountants' work (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee.

4. Confirm and assure the independence of the internal audit function (if any) and the independent accountant, including considering whether the independent accountant's performance of permissible non-audit services and the compensations received for such services is compatible with the independent accountant's independence.

5. Review and pre-approve the performance of all audit and non-audit accounting services to be performed by the independent accountant (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002), to the extent such services are permitted under applicable rules and regulation. By action of the Committee, the authority to grant pre-approval may be delegated to one or more designated members of the Committee who are independent members of the Board, with any such pre-approval to be reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investor in the Corporation's periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended.

6. Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

7. Review the following items with management and the independent accountant at the completion of the annual examination and recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K:

     (a)The Corporation's annual financial statements and related footnotes.

     (b)The independent accountant's audit of the financial statements and his or her report thereof.

     (c)Any significant changes required in the independent accountant's audit plan.

     (d)Any serious difficulties or disputes with management encountered during the course of the audit.

     (e)Other matters related to the conduct of the audit which are to be communicated to the Committee under SAS numbers 61 and 90.

8. Review with management, and if appropriate, with the independent accountants, the interim financial results that are filed with the Commission or other regulators.

9. Assess the effectiveness of the Corporation's internal control environment, and evaluate the need for an internal audit function; Discuss with management any significant deficiencies in internal controls that have been identified by the Chief Executive Officer or Chief Financial Officer which could adversely affect the Corporation's ability to record, process, summarize or report financial data.

10.  Consider and review with the independent accountant:

     (a)The adequacy of the Corporation's internal controls, including computerized information system controls and security.

     (b)Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

11. Review the internal controls report prepared by management for insertion into the annual report and the independent accountant's attestation on the assertions of management that are contained in the internal controls report.

12. Maintain sole authority and responsibility for hiring and firing tax consultants, and maintain direct responsibility for the oversight of such tax consultants' work, which oversight shall include a review of the summary of results of such work on an annual basis. Tax consultants engaged by the Corporation shall report directly to the Committee.

13. Review with management legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

14. Review the Corporation's critical accounting policies and practices, all alternative treatments of financial information within GAAP discussed between the independent accountants and management, and all other material written communications between the independent accounts and management.

15. Ensure there is a process for the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting and auditing matters.

16. Ensure procedures are established for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, auditing, and internal accounting controls.

17. Review and approve (with the concurrence of a majority of the disinterested members of the Board) any related party and affiliated party transactions.

18. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

19. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

20. The Committee has the authority to engage and determine funding for outside legal, accounting or other advisors and to obtain advice and assistance from such outside advisors as deemed appropriate to perform its duties and responsibilities.

21. The Committee will perform other activities consistent with this Charter, the Company's articles of incorporation or bylaws or applicable law, as the Committee or the Board deems necessary or appropriate.

                         FAMOUS DAVE'S OF AMERICA, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, MAY 13, 2004
                                    9:00 A.M.
                               CALHOUN BLUES CLUB
                              3001 HENNEPIN AVENUE
                                 CALHOUN SQUARE
                                 MINNEAPOLIS, MN

FAMOUS DAVE'S OF AMERICA, INC.
8091 WALLACE ROAD
EDEN PRAIRIE, MN 55344                                                     PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, a shareholder of Famous Dave's of America, Inc., hereby appoints David Goronkin and Diana G. Purcel, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Famous Dave's of America, Inc. to be held at the Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, on Thursday, May 13, 2004, at 9:00 a.m., and at any and all adjournments thereof.

                      See reverse for voting instructions.

                               Please detach here
--------------------------------------------------------------------------------

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

1.   ELECTION OF DIRECTORS:   01 F. Lane Cardwell, Jr.   04 Mary L. Jeffries
                              02 K. Jeffrey Dahlberg     05 Richard L. Monfort
                              03 David Goronkin          06 Dean A. Riesen

                              [ ] Vote FOR                [ ] Vote WITHHELD
                                  all nominees                from all nominees
                                  (except as marked)

(INSTRUCTIONS: TO WITHHOLD              ----------------------------------------
AUTHORITY TO VOTE FOR ANY INDICATED
NOMINEE, WRITE THE NUMBER(S) OF THE
NOMINEE(S) IN THE BOX PROVIDED TO
THE RIGHT.)                             ----------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON, LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 2004.

                                          [ ] FOR     [ ] AGAINST    [ ]ABSTAIN

3. UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.

Address Change? Mark Box
Indicate changes below: [ ]                       Date
                                                      --------------------------

                                        ----------------------------------------




                                        ----------------------------------------

                                        Signature(s) in Box

                                        Please sign exactly as name appears at
                                        left. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, or in some other
                                        fiduciary capacity, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).